Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2020

FOURTH-QUARTER AND YEAR-END OPERATING RESULTS

St. Paul, Minn. — June 24, 2020 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported operating results for its fiscal year 2020 and fourth quarter ended April 25, 2020.

“The strategies we executed during fiscal 2020 produced accelerating performance through the first 11 months, enabling us to exceed our goals for the year despite the impact of COVID-19, resulting in full fiscal 2020 adjusted earnings growth of 10.7 percent,” said Mark Walchirk, President and CEO of Patterson Companies. “Our strong business momentum from the first three quarters of fiscal 2020 continued to build during the first two months of our fiscal fourth quarter, helping to deliver fourth quarter adjusted earnings growth of 16.2 percent compared to the same period last year.

“Beginning in late-March, COVID-19 considerably disrupted our end markets, impacting our performance for the balance of the year and into the first quarter. Patterson took immediate actions in response to COVID-19 to protect employee health and safety, ensure business continuity for our customers and help to reduce the spread of the virus in our communities. We also acted quickly in response to this disruption by taking additional actions, including aggressive cost savings measures, suspending all non-essential capital expenditures and additional measures to preserve our liquidity.

“The challenges related to COVID-19 are continuing into fiscal 2021, but we are confident in the long-term fundamentals of our end markets and the essential role we serve with our customers. I am especially proud of the way our Patterson team has responded during this crisis, maintaining their focus on our customers and reinforcing our value proposition to the businesses we serve. Our successful efforts to strengthen Patterson throughout fiscal 2020, demonstrated by our accelerating performance and earnings growth, have positioned us well to navigate this near-term disruption and emerge as a stronger Patterson.”

Fourth-Quarter Fiscal 2020 Results

Patterson’s performance in the first two months of the fourth quarter was offset by disruption caused by COVID-19 across the Company’s end markets starting in late-March and April, considerably impacting overall fourth quarter results.

Consolidated net sales were approximately $1.29 billion (see attached Sales Summary for further details) in the fiscal fourth quarter ended April 25, 2020, a decrease of 10.5 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and changes in product selling relationships, decreased 10.0 percent. Internal sales for the first two months of the fiscal fourth quarter, ended on March 21, around when COVID-19 began to impact performance, increased 5.1 percent compared to the same period last year.

Reported net loss attributable to Patterson Companies, Inc. for the fourth quarter of fiscal 2020 totaled $608.6 million, or $6.44 per diluted share, compared to net income attributable to Patterson Companies, Inc. of $28.0 million, or $0.30 per diluted share, in the fourth quarter of fiscal 2019. The year-over-year decrease in the period is primarily due to a pre-tax $675.1 million goodwill impairment charge related to our Animal Health segment.

Fourth-quarter adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, an investment loss and goodwill impairment, totaled $41.1 million for the fourth quarter of fiscal 2020, or $0.43 per diluted share, compared to $35.0 million in the same quarter of fiscal 2019, or $0.37 per diluted share. This represents a 16.2 percent improvement over the prior

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

year period. The year-over-year increase in the period is attributable to the strong sales momentum at the beginning of the fourth quarter and immediate expense reductions in response to COVID-19.

Patterson Dental

Reported net sales in our Dental segment for the fourth quarter of fiscal 2020, which represented approximately 32 percent of total company sales, were $409.6 million compared to $563.5 million in the fourth quarter of last year. Internal sales decreased 27.2 percent compared to the fiscal 2019 fourth quarter. Internal sales for the first two months of the fiscal fourth quarter, ended on March 21, increased 7.8 percent compared to the same period last year.

Patterson Animal Health

Reported net sales in our Animal Health segment for the fourth quarter of fiscal 2020, which comprised approximately 66 percent of the Company’s total sales, were $853.2 million compared to $866.4 million in the fourth quarter of last year. Internal sales decreased 0.8 percent compared to the fiscal 2019 fourth quarter. Internal sales for the first two months of the fiscal fourth quarter, ended on March 21, increased 3.7 percent compared to the same period last year.

Full-Year Fiscal 2020 Results

Patterson’s fiscal 2020 results reflect the sales, profitability and cash flow improvements the Company achieved throughout the first 11 months of its fiscal year, which enabled Patterson to deliver year-over-year adjusted earnings growth despite the end market disruption caused by COVID-19 starting in late-March and April.

Consolidated reported net sales for fiscal 2020 totaled $5.49 billion, a 1.5 percent year-over-year decrease. Internal sales decreased 0.9 percent compared to fiscal 2019. Internal sales for the first 11 months of the fiscal year, ended on March 21, increased 2.7 percent compared to the same period last year. Reported net loss attributable to Patterson Companies, Inc. was $588.4 million, or $6.25 per diluted share, compared to reported net income attributable to Patterson Companies, Inc. of $83.6 million, or $0.89 per diluted share in fiscal 2019. The year-over-year decline was primarily attributable to a pre-tax $675.1 million goodwill impairment charge related to our Animal Health segment.

Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, certain legal expenses, accelerated debt-related costs, discrete tax matters, investment (gain) loss and goodwill impairment, totaled $147.6 million, or $1.55 per diluted share, compared to $130.9 million, or $1.40 per diluted share, in the year-ago period. This represents a 10.7 percent improvement over the prior year. The year-over-year increase is primarily attributable to improved performance in the Dental segment across consumables, equipment and value-added services.

Balance Sheet and Capital Allocation

During the full year of fiscal 2020 Patterson Companies used $243.5 million of cash from operating activities and collected deferred purchase price receivables of $540.9 million, netting $297.4 million in cash, compared to a total of $450.5 million during the full year of fiscal 2019. The previous year period contained a trade accounts receivable facility amount of $171.0 million and the current period contained a trade accounts receivable facility amount of $29.0 million. Free cash flow1 (see definition below and attached free cash flow table) generated during fiscal 2020 is $7.8 million higher than the fiscal 2019 period primarily due to a decrease in working capital.

In the fourth quarter of fiscal 2020, Patterson Companies paid $24.9 million in cash dividends to shareholders. For the full fiscal year, Patterson has returned $100.4 million in cash dividends to shareholders.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Fiscal 2021 Guidance

Given the ongoing disruption of North American and international market conditions and the inability to accurately predict the economic effects of COVID-19 and related government actions, Patterson is not issuing fiscal 2021 earnings guidance at this time.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating (loss) income, (loss) income before taxes, income tax (benefit) expense, net (loss) income attributable to Patterson Companies, Inc. and diluted (loss) earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, certain legal expenses, accelerated debt-related costs, discrete tax matters, investment (gain) loss and goodwill impairment, along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash (used in) provided by operating activities less capital expenditures less the one-time benefit from the initiation of our trade account receivables facilities plus collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude foreign currency impact and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s fourth-quarter and full year performance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Fourth-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2020 fourth-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2020 fourth-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 7898036 when prompted.

About Patterson Companies, Inc.

Patterson Companies, Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the effects of the highly competitive dental and animal health supply markets in which we compete; the COVID-19 pandemic and measures taken in response thereto; general economic conditions, including political and economic uncertainty; risks from disruption to our information systems; our ability to comply with restrictive covenants in our amended credit agreement; our dependence on relationships with sales representatives, service technicians and customers; our ability to realize the long-term strategic benefits of our acquisition of Animal Health International; potential disruption of distribution capabilities, including service issues with third-party shippers; our ability to provide our sales force and customers with the latest technology; our dependence on suppliers for the manufacture and supply of the products we sell; material changes in our purchasing relationship with suppliers; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring other businesses; the risk that our acquired technology or developed technology might not be successful in maintaining or gaining customers; litigation risks, including new or unanticipated litigation developments and new or unanticipated regulatory investigations; changes in consumer preferences; regulatory restrictions; the cyclicality of the livestock market; the outbreak of an infectious disease within the production animal or companion animal population; pressure from animal rights groups; adverse changes in supplier rebates; fluctuations in quarterly financial results; volatility in the price of our stock; risks from the expansion of customer purchasing power; increases in over-the-counter sales of companion animal products; the risks inherent in international operations, including currency fluctuations; the effects of health care reform; failure to comply with regulatory requirements and data privacy laws; cyberattacks or other privacy or data security breaches; the risk of the products we sell becoming obsolete or containing undetected errors; volatility in the financial markets; our dependence on our senior management; our dependence on leadership development and succession planning; disruptions from our enterprise resource planning system; risks associated with shareholder activism; the risk of being required to record impairment charges; the risk of audit by tax authorities; risks associated with interest rate fluctuations; and the risk that our governing documents and Minnesota law may discourage takeovers and business combinations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K, and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	john.wright@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 25, 2020	April 27, 2019	April 25, 2020	April 27, 2019
Net sales	$1,286,461	$1,436,706	$5,490,011	$5,574,523
Gross profit	294,032	312,527	1,197,410	1,190,775
Operating expenses	233,440	265,904	1,094,474	1,053,059
Goodwill impairment	675,055	—	675,055	—

Operating (loss) income	(614,463)	46,623	(572,119)	137,716
Other (expense) income:
Other (expense) income, net	(10,994)	(443)	23,499	8,178
Interest expense	(7,467)	(9,817)	(41,787)	(39,666)

(Loss) income before taxes	(632,924)	36,363	(590,407)	106,228
Income tax (benefit) expense	(24,127)	8,678	(1,040)	23,352

Net (loss) income	(608,797)	27,685	(589,367)	82,876
Net loss attributable to noncontrolling interests	(211)	(305)	(921)	(752)

Net (loss) income attributable to Patterson Companies, Inc.	$(608,586)	$27,990	$(588,446)	$83,628

(Loss) earnings per share attributable to Patterson Companies, Inc.:
Basic	$(6.44)	$0.30	$(6.25)	$0.90

Diluted	$(6.44)	$0.30	$(6.25)	$0.89

Weighted average shares:
Basic	94,462	92,990	94,154	92,755
Diluted	94,462	93,899	94,154	93,484
Dividends declared per common share	$0.26	$0.26	$1.04	$1.04

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 25, 2020	April 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$77,944	$95,646
Receivables, net	416,523	582,094
Inventory	812,194	761,018
Prepaid expenses and other current assets	236,104	165,605

Total current assets	1,542,765	1,604,363
Property and equipment, net	303,725	305,790
Operating lease right-of-use assets, net	79,021	—
Goodwill and identifiable intangibles, net	452,229	1,167,379
Long-term receivables, net and other	337,610	191,737

Total assets	$2,715,350	$3,269,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$862,093	$648,418
Other accrued liabilities	182,099	203,319
Operating lease liabilities	30,706	—
Current maturities of long-term debt	—	23,975

Total current liabilities	1,074,898	875,712
Long-term debt	587,766	725,341
Non-current operating lease liabilities	49,854	—
Other non-current liabilities	166,388	187,709

Total liabilities	1,878,906	1,788,762
Stockholders’ equity	836,444	1,480,507

Total liabilities and stockholders’ equity	$2,715,350	$3,269,269

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 25, 2020	April 27, 2019
Operating activities:
Net (loss) income	$(589,367)	$82,876
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	82,182	82,773
Investment gain	(34,334)	—
Goodwill impairment	675,055	—
Non-cash employee compensation	37,354	33,425
Deferred consideration in securitized receivables	(540,944)	(402,367)
Change in assets and liabilities, net of acquired	126,510	251,451

Net cash (used in) provided by operating activities	(243,544)	48,158

Investing activities:
Additions to property and equipment	(41,809)	(60,734)
Collection of deferred purchase price receivables	540,944	402,367
Other investing activities	—	(906)

Net cash provided by investing activities	499,135	340,727

Financing activities:
Dividends paid	(100,442)	(99,468)
Proceeds from issuance of long-term debt, net	296,700	—
Payments on long-term debt	(460,840)	(249,542)
Payments on revolving credit	—	(16,000)
Other financing activities	(6,647)	9,764

Net cash used in financing activities	(271,229)	(355,246)

Effect of exchange rate changes on cash	(2,064)	(977)

Net change in cash and cash equivalents	(17,702)	32,662
Cash and cash equivalents at beginning of period	95,646	62,984

Cash and cash equivalents at end of period	$77,944	$95,646

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 25, 2020	April 27, 2019	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,062,259	$1,154,802	(8.0)%	(0.5)%	—%	(7.5)%
Equipment and software	124,535	190,536	(34.6)	(0.1)	—	(34.5)
Value-added services and other	99,667	91,368	9.1	(0.2)	—	9.3

Total	$1,286,461	$1,436,706	(10.5)%	(0.5)%	—%	(10.0)%

Dental
Consumable	$230,543	$312,061	(26.1)%	(0.1)%	—%	(26.0)%
Equipment and software	110,798	174,572	(36.5)	(0.1)	—	(36.4)
Value-added services and other	68,253	76,844	(11.2)	(0.1)	—	(11.1)

Total	$409,594	$563,477	(27.3)%	(0.1)%	—%	(27.2)%

Animal Health
Consumable	$831,716	$842,741	(1.3)%	(0.7)%	—%	(0.6)%
Equipment and software	13,737	15,964	(14.0)	—	—	(14.0)
Value-added services and other	7,788	7,706	1.1	(1.2)	—	2.3

Total	$853,241	$866,411	(1.5)%	(0.7)%	—%	(0.8)%

Corporate
Value-added services and other	$23,626	$6,818	246.5%	—%	—%	246.5%

Total	$23,626	$6,818	246.5%	—%	—%	246.5%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and twelve months ended April 25, 2020.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 25, 2020	April 27, 2019	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Twelve Months Ended
Consolidated net sales
Consumable	$4,378,018	$4,482,016	(2.3)%	(0.5)%	(0.2)%	(1.6)%
Equipment and software	736,702	753,805	(2.3)	(0.1)	—	(2.2)
Value-added services and other	375,291	338,702	10.8	(0.2)	—	11.0

Total	$5,490,011	$5,574,523	(1.5)%	(0.4)%	(0.2)%	(0.9)%

Dental
Consumable	$1,136,083	$1,214,814	(6.5)%	(0.1)%	—%	(6.4)%
Equipment and software	677,548	694,864	(2.5)	(0.1)	—	(2.4)
Value-added services and other	288,291	282,112	2.2	(0.1)	—	2.3

Total	$2,101,922	$2,191,790	(4.1)%	(0.1)%	—%	(4.0)%

Animal Health
Consumable	$3,241,935	$3,267,202	(0.8)%	(0.6)%	(0.3)%	0.1%
Equipment and software	59,154	58,941	0.4	—	—	0.4
Value-added services and other	35,164	28,385	23.9	(1.2)	—	25.1

Total	$3,336,253	$3,354,528	(0.5)%	(0.6)%	(0.3)%	0.4%

Corporate
Value-added services and other	$51,836	$28,205	83.8%	—%	—%	83.8%

Total	$51,836	$28,205	83.8%	—%	—%	83.8%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and twelve months ended April 25, 2020.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING (LOSS) INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 25, 2020	April 27, 2019	April 25, 2020	April 27, 2019
Operating (loss) income
Dental	$32,846	$50,649	$168,304	$179,236
Animal Health	(645,979)	25,376	(594,743)	81,472
Corporate	(1,330)	(29,402)	(145,680)	(122,992)

Total	$(614,463)	$46,623	$(572,119)	$137,716

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended April 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal expenses	Accelerated debt-related costs	Discrete tax matters	Investment (gain) loss	Goodwill impairment	Non-GAAP
Operating (loss) income	$(614,463)	$9,252	$2,000	$—	$—	$—	$—	$675,055	$71,844

Other expense, net	(18,461)	—	—	—	—	—	623	—	(17,838)

(Loss) income before taxes	(632,924)	9,252	2,000	—	—	—	623	675,055	54,006

Income tax (benefit) expense	(24,127)	2,201	500	—	—	—	156	34,428	13,158

Net (loss) income	(608,797)	7,051	1,500	—	—	—	467	640,627	40,848

Net loss attributable to noncontrolling interests	(211)	—	—	—	—	—	—	—	(211)

Net (loss) income attributable to Patterson Companies, Inc.	$(608,586)	$7,051	$1,500	$—	$—	$—	$467	$640,627	$41,059

Weighted average shares*	94,462								95,394

Diluted (loss) earnings per share attributable to Patterson Companies, Inc.**	$(6.44)	$0.07	$0.02	$—	$—	$—	$—	$6.72	$0.43

Operating (loss) income as a % of sales	(47.8)%								5.6%

Effective tax rate	3.8%								24.4%

For the three months ended April 27, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal expenses	Accelerated debt-related costs	Discrete tax matters	Investment (gain) loss	Goodwill impairment	Non-GAAP
Operating (loss) income	$46,623	$9,238	$—	$—	$—	$—	$—	$—	$55,861

Other expense, net	(10,260)	—	—	—	—	—	—	—	(10,260)

(Loss) income before taxes	36,363	9,238	—	—	—	—	—	—	45,601

Income tax (benefit) expense	8,678	2,198	—	—	—	—	—	—	10,876

Net (loss) income	27,685	7,040	—	—	—	—	—	—	34,725

Net loss attributable to noncontrolling interests	(305)	—	—	—	—	—	—	—	(305)

Net (loss) income attributable to Patterson Companies, Inc.	$27,990	$7,040	$—	$—	$—	$—	$—	$—	$35,030

Weighted average shares*	93,899								93,899

Diluted (loss) earnings per share attributable to Patterson Companies, Inc.**	$0.30	$0.07	$—	$—	$—	$—	$—	$—	$0.37

Operating (loss) income as a % of sales	3.2%								3.9%

Effective tax rate	23.9%								23.9%

*

When we present GAAP or non-GAAP net loss attributable to Patterson Companies, Inc., incremental shares related to dilutive securities are not included in the diluted EPS calculation because they would have an anti-dilutive impact on EPS. When we present GAAP or non-GAAP net income attributable to Patterson Companies, Inc., incremental shares related to dilutive securities are included in the diluted EPS calculation.

**	May not sum due to rounding and difference in weighted average shares used to calculate diluted (loss) earnings per share.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the twelve months ended April 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal expenses‡	Accelerated debt-related costs	Discrete tax matters	Investment (gain) loss	Goodwill impairment	Non-GAAP
Operating (loss) income	$(572,119)	$37,010	$15,461	$81,254	$—	$—	$—	$675,055	$236,661

Other expense, net	(18,288)	—	—	—	9,943	—	(33,711)	—	(42,056)

(Loss) income before taxes	(590,407)	37,010	15,461	81,254	9,943	—	(33,711)	675,055	194,605

Income tax (benefit) expense	(1,040)	8,802	3,870	7,113	2,486	—	(7,728)	34,428	47,931

Net (loss) income	(589,367)	28,208	11,591	74,141	7,457	—	(25,983)	640,627	146,674

Net loss attributable to noncontrolling interests	(921)	—	—	—	—	—	—	—	(921)

Net (loss) income attributable to Patterson Companies, Inc.	$(588,446)	$28,208	$11,591	$74,141	$7,457	$—	$(25,983)	$640,627	$147,595

Weighted average shares*	94,154								95,059

Diluted (loss) earnings per share attributable to Patterson Companies, Inc.**	$(6.25)	$0.30	$0.12	$0.78	$0.08	$—	$(0.27)	$6.74	$1.55

Operating (loss) income as a % of sales	(10.4)%								4.3%

Effective tax rate	0.2%								24.6%

For the twelve months ended April 27, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal expenses	Accelerated debt-related costs	Discrete tax matters	Investment (gain) loss	Goodwill impairment	Non-GAAP
Operating (loss) income	$137,716	$38,193	$—	$28,263	$—	$—	$—	$—	$204,172

Other expense, net	(31,488)	—	—	—	—	—	—	—	(31,488)

(Loss) income before taxes	106,228	38,193	—	28,263	—	—	—	—	172,684

Income tax (benefit) expense	23,352	8,992	—	7,523	—	2,686	—	—	42,553

Net (loss) income	82,876	29,201	—	20,740	—	(2,686)	—	—	130,131

Net loss attributable to noncontrolling interests	(752)	—	—	—	—	—	—	—	(752)

Net (loss) income attributable to Patterson Companies, Inc.	$83,628	$29,201	$—	$20,740	$—	$(2,686)	$—	$—	$130,883

Weighted average shares*	93,484								93,484

Diluted (loss) earnings per share attributable to Patterson Companies, Inc.**	$0.89	$0.31	$—	$0.22	$—	$(0.03)	$—	$—	$1.40

Operating (loss) income as a % of sales	2.5%								3.7%

Effective tax rate	22.0%								24.6%

‡

Includes costs and expenses incurred in the first quarter of fiscal 2020 of $17,666 related to the settlement of litigation with SourceOne Dental, Inc., costs and expenses incurred in the second quarter of fiscal 2020 of $58,300 related to the probable settlement of litigation with the U.S. Attorney’s Office for the Western District of Virginia and $5,288 related to other settlements.

*

When we present GAAP or non-GAAP net loss attributable to Patterson Companies, Inc., incremental shares related to dilutive securities are not included in the diluted EPS calculation because they would have an anti-dilutive impact on EPS. When we present GAAP or non-GAAP net income attributable to Patterson Companies, Inc., incremental shares related to dilutive securities are included in the diluted EPS calculation.

**	May not sum due to rounding and difference in weighted average shares used to calculate diluted (loss) earnings per share.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 25, 2020	April 27, 2019
Net cash (used in) provided by operating activities	$(243,544)	$48,158
Additions to property and equipment	(41,809)	(60,734)
Collection of deferred purchase price receivables	540,944	402,367
Impact of trade account receivables facility	(29,000)	(171,000)

Free cash flow	$226,591	$218,791